Exhibit 10)a)




					February 3, 1994

Mr. James Wood
Chairman and Chief Executive Officer
The Great Atlantic & Pacific
   Tea Company, Inc.
2 Paragon Drive
Montvale, NJ  07645

Dear Jim:

		This letter is to confirm our understanding that, effective as of this date, the phantom stock agreement dated as of December 1, 1988 is amended in the following respects:

		1.	The references to "1995" in the first
unnumbered paragraph on page 1 and in paragraph 7 are changed to "1998."

		2.	The referenced to "1995" in paragraphs 4, 10
and 11 (b) are changed to "2000" in each case.

		3.	In the third sentence of paragraph 8 the
reference to "20" is changed to "10".

		We also confirm our understanding that a termination of your employment on or after the expiration of the term of employment as set forth in Section 1 of the employment agreement between The Great Atlantic & p[Pacific Tea Company, Inc. ("A&P") and you, dated December 1, 1988, will not be deemed a termination of employment for purposes of paragraph 6,7 or 10 of the phantom stock agreement. as presently agreed between A&P and you, the term of employment is to expire April 30, 1998.

		Will you please indicate your agreement with the above by signing in the space provided below.

						Very truly yours,

						Tengelmann
						Warenhandelsgesellschaft



						By:	/s/ Erivan Karl Haub
2/15/94

Agreed:



/s/ James Wood
	Exhibit 10)a)

AGREEMENT

		THIS AGREEMENT is dated as of July 11, 1989 between THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a
Maryland corporation (hereinafter referred to as "Company") and GEORGE GRAHAM (hereinafter referred to as "Employee").

W I T N E S S E T H:

	WHEREAS, Company desires to provide Employee, who is Vice President of Company, with a bonus opportunity in an amount equal to the increase in value of the shares of common stock, $1 par value, of the Company (the "Common Stock") in order to further the objectives of the Company.

	NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

	1.	The following terms shall have the following
respective meanings for all purposes of this Agreement:

		(a)	"Cause" shall have the same meaning as in the
Employment Agreement.

		(b)	"Closing Price" shall mean the average of the
last sale prices, regular way, of the Common Stock as reported on the Consolidated Transaction Reporting System for New York Stock Exchange issues on the date specified
(or, if the Common Stock is not traded on such date, on the first preceding date on which the Common Stock was so traded) and for the 29 consecutive New York Stock Exchange trading days on which the Common Stock was so traded first preceding such date; if the Common Stock is not so reported, then such average shall be based on the last sale prices, regular way, reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading; or, if the Common Stock is not so listed or admitted on any exchange, then such average shall be based upon the averages of the highest reported bid and lowest reported offer prices as furnished by the National Quotation
Bureau Incorporated; or, if the Common Stock is not traded, then the Closing Price shall be the fair market value of one share of the Common Stock determined by the Evaluator as provided in Paragraph 10.

		(c)	"Disability" shall have the same meaning as
in the Employment Agreement.

		(d)	"Employment Agreement" shall mean the
Employment Agreement dated July 11, 1989 between Company and
Employee.

		(e)	"Spread" shall mean an amount equal to the
excess of the Closing Price over the base value of one Unit as set forth in Paragraph 3 (and adjusted pursuant to Paragraph 8).

	2.	Company hereby grants to Employee phantom share
units ("Units") with respect to 25,000 shares of the Common
Stock.

	3.	Each Unit shall have a base value of $50.



	4.	As soon as practicable on or after July 10, 1994,
except as provided in Paragraphs 6, 7 and 9, Company shall pay Employee, by Company check, the value of the Units, which shall be an amount equal to the spread on the first business day preceding July 10, 1994 multiplied by the number of Units credited to Employee pursuant to this Agreement on such date. Employee shall have none of the rights of a stockholder with respect to the Units. All taxes on the payment to Employee or his legal representative shall be paid by such person, and Company may withhold from such payment such amount as is required of it by applicable federal and state laws.

	5.	The Units shall not be transferable by Employee
otherwise than by will or the laws of descent and distribution. More particularly (but without limiting the generality of the foregoing), the Units and Employee's rights under this Agreement may not be pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process. Any attempted transfer, pledge, hypothecation or other disposition of the Units or of any rights hereunder contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Units or such rights, shall be null and void and without effect.

	6.	Notwithstanding the provisions of Paragraph 4, if
the employment of Employee shall be terminated (i) by Company other than for Cause, (ii) by Employee's death or
(iii) by Employee's Disability, payment of the value of all the Units then credited to him pursuant to this Agreement shall be made by Company to Employee or, in the event of Employee's Disability, either to Employee or his legal representative or, in the event of Employee's death, to Employee's surviving spouse or, in the absence of a surviving spouse, to his legatee or legatees under his last will or to his legal or personal representative or distributees, on the twentieth business day following the date of such termination, all as provided in Paragraph 4 but using such date of termination as the date to compute the value of the Units.

	7.	If the employment of Employee shall be terminated
(i) by Company for Cause or (ii) voluntarily by Employee prior to July 10, 1994, this Agreement shall forthwith terminate and no payment shall thereafter be made to Employee with respect to the Units.

	8.	In the event of any stock dividend, split-up,
spin-off, recapitalization, combination or exchange of shares, merger, consolidation, separation, reorganization, liquidation or distribution of securities or assets (other than cash dividends) occurring after the date hereof as a result of which shares of any class shall be issued in respect of the outstanding shares of the Common Stock, or shares of the Common Stock shall be changed into the same or a different number of shares of the same or a different class or classes of securities, or assets are received with respect to the Common Stock, then the Units credited to Employee pursuant to this Agreement shall be appropriately adjusted so that the value of the Units thereafter shall be deemed to consist of the class and aggregate number of shares, other securities or assets which, if a number of shares of Common Stock (as authorized at the date hereof) equal to the initial number of Units had been held by Employee and not idsposed of, he would be holding, at the time of payment of the value of the Units, as a result of any and all such stock dividends, split-ups, spin-offs, recapitalizations, combinations or exchanges of shares, mergers, consolidations, separations, reorganizations or liquidations or distributions, and the base value of a Unit shall also be appropriately adjusted.

	9.	Notwithstanding the provisions of Paragraphs 4, 6
and 10, payment of the value of any Units pursuant to this Agreement may be made, at the option of the Company, in approximately equal annual installments over a period of up to five years. Company shall notify Employee (or his legal representative) at least ten business days prior to the date of payment that it will make payment in installments, specifying the number of installments. Unpaid amounts shall bear interest at the prime lending rate publicly announced by Citibank, N.A. at the beginning of each annual installment period, such interest to be paid with each installment payment.

	10.	(a)  If the Common Stock is not publicly traded,
the payment to be made to Employee or his legal representative, as the case may be, pursuant to this Agreement shall be based upon the fair market value of one share of the Common Stock as determined by an independent appraiser (the "Evaluator") jointly selected by Company and Employee or his legal representative. The Evaluator shall be a nationally-recognized United States investment banking firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of Company.

		(b)	For all purposes of this Agreement, if the
amount of any payment hereunder is to be determined by the Evaluator, the value of one share of the Common Stock shall be determined by the Evaluator, in the case of Paragraph 4, as of the last day of the full fiscal quarter of Company immediately preceding July 10, 1994 or, in the case of Paragraph 6, as of the date of termination of Employee's employment or, if that date is not the last day of a fiscal quarter of Company, as of the last day of the immediately-preceding full fiscal quarter of Company.

		(c)	Company shall make available to the Evaluator
all financial and other records, books and information concerning Company as the Evaluator may reasonably request in order to determine the fair market value of one share of the Common Stock. The Evaluator shall determine such fair market value on the assumption that Company is, and will continue to be, a privately-held corporation without any public market for the Common Stock. The determination by the Evaluator of such fair market value shall be final and binding on the parties hereto and their respective successors and legal representatives for all purposes whatsoever.

		(d)	If the amount of any payment hereunder is to
be determined by the Evaluator, payment of that price shall be made at such place and time as shall be designated by Company by notice to Employee (or his legal representative) given not later than ten business days after the date on which Company and Employee (or his legal representative) receive the fair market value appraisal from the Evaluator.
The date so designated shall not be later than ten business days after the delivery of such notice by Company.

	11.	All notices and requests hereunder shall be in
writing and delivered personally or sent by registered mail, return receipt requested, postage prepaid, addressed as follows:

	To Company at:	2 Paragon Drive
			Montvale, New Jersey 07645
			Attention:  Mr. James Wood, Chairman

	With a Copy to:	Robert G. Ulrich, Esquire
			Senior Vice President and General
Counsel

	To Employee at:	86 South Colonial Dive
			Harrington Park, New Jersey 07640

or such other address as may be stated in notice given as hereinbefore provided.

	12.	This Agreement and the Employment Agreement
contain the entire agreement between the parties hereto with respect to the matters contemplated herein and supersede all prior agreements or understandings among the parties hereto relating to such matters. No modification of this Agreement shall be effective unless in writing and signed by the party against which it is sought to be enforced.

	13.	This Agreement shall be governed by and construed
in accordance with the laws of the State of New Jersey without reference to the principles of conflict of laws.

	IN WITNESS WHEREOF, Company has caused this Agreement to be executed by a duly authorized officer, and Employee has hereunto set his hand, all on the day and year first above written.




					THE GREAT ATLANTIC & PACIFIC
					TEA COMPANY, INC.



					By:	/s/ Robert G. Ulrich

						Title:  Sr. Vice
President



/s/ George M. Graham


Exhibit 10)a)
EMPLOYMENT AGREEMENT


	AGREEMENT DATED July 11, 1989, between THE GREAT
ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation
(hereinafter called "Company" or "Employer"), and GEORGE
GRAHAM (hereinafter called "Employee").

	1.	Employment.  Employer and Employee agree that the
terms and conditions of Employee's employment with the Company are as set forth in this Agreement.

	2.	Term.  Subject to the within provisions for
termination, the term of this Agreement shall be for five
(5) years beginning on July 11, 1989, and terminating on July 10, 1994.

	3.	Compensation.  For services rendered by Employee
under this Agreement, Employer shall pay a basic minimum salary of $180,000 per year, payable in equal monthly or other installments. During the term of this Agreement, Employee shall also be entitled to participate in the Company's Management Bonus Program pursuant to its terms, the annual base to be $55,000 at the 100% participation level.

	4.	It is understood and agreed that Employee shall
also receive an annual salary review as an officer of the Company and other Company benefits, such as stock options; pensions; vacations; life, health, accident and disability insurance; death benefits and similar programs generally available to other executives of Employer.

	5.	A special bonus opportunity pursuant to the
Agreement dated as of the date hereof by and between the Company and the Employee which is attached hereto as Exhibit
A.

	6.	Duties.  Employee is engaged to perform services
as a Vice President of the Company with the title of President, Metro New York Group, or such other title as may be designated by the Board of Directors or the Chief
Executive Officer of the Company. Employee agrees for the term to render full time and exclusive services to the Company as an executive employee, subject to the direction and control of the Chief Executive Officer of the Company or his designee and the Board of Directors of the Company and, in connection therewith, to perform such duties as he shall reasonably be directed by the Chief Executive Officer of the Company or his designee or by the Board of Directors of the Company.

	7.	Non disclosure of Confidential Information.

		(a)	The Employee understands, agrees and
acknowledges that the business of the Company and the Company Affiliates, their expertise, their methods of operations and their procedures and techniques [including, without limitation, all of the Company's and the Company Affiliates' equipment, apparatus, devices, designs, operations, procedures, processes, inventions, operating principles, methods of pricing, customer lists and records of volume of business, marketing plans, lists of prospective customers, lists of suppliers, records, data, plans and products (collectively, "Business Information")] are highly confidential and constitute a unique business asset of the Company which is entitled to any protection the law may afford as trade or business secrets or otherwise as proprietary or confidential information of the Company or the Company Affiliates. The Employee will, to the best of his ability, affirmatively and continuously protect, in accordance with this Employment Agreement, such Business Information.



	(b)	The Employee shall disclose fully and promptly to
the Company, its successors or assigns, any and all inventions, ideas, designs, devices, equipment, literary or artistic creations, discoveries and improvements of any sort, whether protectible by patent or not, which he has heretofore conceived, developed, made or perfected, or may hereafter conceive, develop, make or perfect, either alone or jointly with another or others, during the term of this Employment Agreement, and either during or outside normal business hours, which pertains to any activities, business, products or fields in which the Company or any Company
Affiliate is engaged or will be subsequently engaged during the term of this Employment Agreement, or in which the Company or any Company Affiliate has any direct or indirect interest whatsoever. Any of the foregoing is hereinafter referred to as an "Invention".

	(c)	The Employee hereby assigns and agrees to assign
during the term of this Employment Agreement to the Company, its successors or assigns, all his right, title and interest in and to any and all Inventions, and the Employee further agrees, without charge to the Company but at its expense, to execute, acknowledge and deliver all applications or other papers and documents as may be necessary to obtain patents, trademarks, copyrights or any other form of protection for said Inventions and to vest title thereto in the Company, its successors and assigns or nominees, and to give testimony or furnish other data as the Company may reasonably deem necessary to assist the Company in securing or defending such inventions, trademarks or copyrights.

	(d)	The Employee agrees to keep current and adequate
written records of all Inventions, which records shall be and remain the property of, and be available to, the Company at all times.

	(e)	The Employee agrees that he will not at any time,
and will use his best efforts to ensure that none of his agents or entities under his control or in which he has a direct beneficial interest will at any time, except in the ordinary course of the Employee's performance of his services hereunder, without the prior written consent of the Company, voluntarily reveal, divulge or make known to any person, firm or corporation (other than the Company and Company Affiliates) any Business Information or Invention, or anything concerned therewith, and all such information shall be kept confidential and shall not in any manner be revealed by him to anyone except as provided herein; and all documents, business records, supplier and customer lists, prospective supplier and customer lists, reports and any other documents, or any copies of any of the foregoing, kept or made by him relating to any Business Information, Invention or the business of the Company or any Company
Affiliate shall be and remain the property of the Company and shall be surrendered to the Company upon termination of this Employment Agreement.

	(f)	The Employee's obligations under this Paragraph 7
and under Paragraph 8 hereof shall require, among other things, his full cooperation in the prosecution of any litigation the Company or any Company Affiliate may initiate and pursue against any person who may be deemed by the Company or any Company Affiliate to have caused a violation of this Paragraph 7 or of Paragraph 8 hereof, but shall not require the Employee to initiate or pursue such remedies at his own expense.

	(g)	As used in this Employment Agreement, a "Company
Affiliate" shall mean Company and any corporation or other entity in which Company shall own or hold, either directly or indirectly through one or more majority owned subsidiaries or partnerships, at least a majority of the equity interest.

	8.	Competition, etc.  During the term of this
Employment Agreement and for a period of one year thereafter, except with the prior written consent of the
Company:

	(a)	The Employee will not, and will use his best
efforts to ensure that none of his agents or entities under his control or in which he has a direct or indirect beneficial interest will, directly or indirectly (as director, officer, partner, employee, manager, consultant, independent contractor, advisor, stockholder or otherwise) engage in areas of competition with, or own any interest in, or provide any financing for, or perform any services for, any business or organization which directly or indirectly engages in areas of competition with any business conducted by the Company or any Company Affiliate in any area where such business of the Company or any Company Affiliate is carried on; provided, however, that the provisions of this Paragraph 8(a) shall not prohibit the Employee's ownership of not more than one percent of the total shares of all classes of stock outstanding of any publicly-held corporation.

	(b)	The Employee will not directly or indirectly
employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any person whom he knows to be an employee of the Company or any Company Affiliate, if such action by him would have an adverse effect on the business, assets or financial condition of the Company or any Company Affiliate.

	(c)	The provisions of this Paragraph 8 shall apply
during the term of this Employment Agreement and for one year thereafter, provided, that if the Company shall terminate the employment of the Employee other than pursuant to the provisions of Paragraph 9 hereof, the provisions of this Paragraph 8 shall not apply after the date of termination, and provided further that, notwithstanding the immediately-foregoing proviso and without limiting the generality thereof, if the Company shall relieve the Employee of all of his responsibilities hereunder but shall continue to pay Employee his compensation due hereunder, the provisions of this Paragraph 8 shall continue to apply for so long as the Company shall continue to pay the Employee such compensation.

	(d)	In connection with the foregoing provisions of
this Paragraph 8, the Employee represents that his economic means and circumstances are such that such provisions will not prevent him from providing for himself and his family on a basis satisfactory to him. It is understood and agreed that the covenants made by the Employee in this Paragraph 8 and in Paragraph 7 hereof are material to, and are being relied upon by, the Company in entering into this Employment Agreement.

	9.	Termination.  Notwithstanding any provision of
this Employment Agreement to the contrary, the Employee's employment hereunder and the Employee's right to receive compensation therefor shall terminate prior to July 10, 1994, upon the occurrence of any of the following:

	(a)	Upon notice rendered to the Employee in good faith
by the Company, effective six months from the date of such notice, in the event the Employee shall become disabled and thereby rendered unable to perform the duties set forth herein, provided such notice shall not be effective before such condition has persisted for at least six months. In the event of any disagreement as to the nature, extent or duration of the Employee's disability, such matter shall be determined by a licensed physician mutually satisfactory to the Company and the Employee; provided, however, that the Employee shall be regarded as disabled as specified in this subparagraph in the event he shall refuse to submit to or fail a medical examination by such physician or if such physician is not agreed upon, by a licensed physician selected by the Company.



	(b)	Upon the death of the Employee, effective as to
compensation, twelve months after the date of his death.

	(c)	Upon notice rendered to the Employee by the
Company, effective as of the date of such notice, in the event of any material breach of the provisions of this Employment Agreement by the Employee, or for other cause, including conviction of a serious crime, dishonesty of the Employee or willful disregard of the interest of the Company or any Company Affiliate or other civil or criminal conduct which is clearly detrimental to the welfare or security of the Company.

	In connection with the foregoing provisions of this Paragraph 9 the Company's right of termination shall be in addition to its right to seek damages for violation of, or an injunction to restrain Employee from violating, any of the covenants contained herein or any other relief under this Employment Agreement, or otherwise, and such rights shall survive termination of this Employment Agreement under this Paragraph 9.

	10.	Other Relief.  Notwithstanding any other
provisions herein contained, in the event of a violation of the provisions of Paragraph 7 or 8 hereof, the Company may, in addition to pursuing such other remedies as it may have at law or in equity, obtain a temporary and/or permanent injunction in an action in equity; the Employee hereby acknowledges that the Company's remedy at law in such event would be inadequate.

	11.	Return of Books, etc.  Upon the expiration of the
term or termination in accordance herewith, the Employee will promptly deliver to the Company all books, memoranda, plans, records and written data of every kind relating to any aspect of the business and affairs of the Company (or of any Company Affiliate) which are then in his possession.

	12.	Severability.  If for any reason any provision of
this Employment Agreement shall be held invalid, such invalidity shall not affect any other provision of this Employment Agreement not so held invalid, and all other such provisions shall, to the full extent consistent with the law, continue in full force and effect. If any such provision shall be held invalid in part, such invalidity shall in no way affect the rest of such provision, which, together with all other provisions of this Employment
Agreement, shall likewise, to the full extent consistent with law, continue in full force and effect.

	13.	Binding Agreement.  This Employment Agreement
shall be binding upon, inure to the benefit of, and be enforceable by the respective heirs, beneficiaries, representatives, successors and assigns of the parties hereto.

	14.	Entire Agreement.  This Employment Agreement
embodies the entire agreements and understandings of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Employment Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Employment Agreement may be modified, amended, waived or discharged only by a written instrument duly executed by both of the parties hereto.

	15.	Notice.  All notices, claims, requests, demands
and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



		(a)	If to the Company, to:

			The Great Atlantic & Pacific Tea Company,
Inc.
			2 Paragon Drive
			Montvale, New Jersey 07645
			Attention:	Robert G. Ulrich, Esquire
					Senior Vice President and General
Counsel

		(b)	If to the Employee, to:

			86 South Colonial Drive
			Harrington Park, New Jersey 07640

	16.	Governing Law.  This Employment Agreement shall be
governed by the laws of the State of New Jersey, without regard to the conflicts of law rules thereof.

	17.	Waiver of Breach.  Any waiver by one party to this
Employment Agreement of a breach of any provision of this Employment Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

	18.	Headings.  The paragraph headings contained in
this Employment Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not affect in any way the meaning or interpretation of this Employment Agreement.

	IN WITNESS WHEREOF, this Employment Agreement has been duly executed and delivered by the duly authorized officers of the Company and by the Employee as of the date first above written.



	THE GREAT ATLANTIC &
PACIFIC
	TEA COMPANY, INC.



By:  /s/ George Graham            	By: /s/ Robert G. Ulrich


										EXHIBIT A.
AGREEMENT

		THIS AGREEMENT is dated as of July 11, 1989 between THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a
Maryland corporation (hereinafter referred to as "Company") and GEORGE GRAHAM (hereinafter referred to as "Employee").

W I T N E S S E T H:

	WHEREAS, Company desires to provide Employee, who is Vice President of Company, with a bonus opportunity in an amount equal to the increase in value of the shares of common stock, $1 par value, of the Company (the "Common Stock") in order to further the objectives of the Company.

	NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

	1.	The following terms shall have the following
respective meanings for all purposes of this Agreement:

		(a)	"Cause" shall have the same meaning as in the
Employment Agreement.

		(b)	"Closing Price" shall mean the average of the
last sale prices, regular way, of the Common Stock as reported on the Consolidated Transaction Reporting System for New York Stock Exchange issues on the date specified
(or, if the Common Stock is not traded on such date, on the first preceding date on which the Common Stock was so traded) and for the 29 consecutive New York Stock Exchange trading days on which the Common Stock was so traded first preceding such date; if the Common Stock is not so reported, then such average shall be based on the last sale prices, regular way, reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading; or, if the Common Stock is not so listed or admitted on any exchange, then such average shall be based upon the averages of the highest reported bid and lowest reported offer prices as furnished by the National Quotation
Bureau Incorporated; or, if the Common Stock is not traded, then the Closing Price shall be the fair market value of one share of the Common Stock determined by the Evaluator as provided in Paragraph 10.

		(c)	"Disability" shall have the same meaning as
in the Employment Agreement.

		(d)	"Employment Agreement" shall mean the
Employment Agreement dated July 11, 1989 between Company and
Employee.

		(e)	"Spread" shall mean an amount equal to the
excess of the Closing Price over the base value of one Unit as set forth in Paragraph 3 (and adjusted pursuant to Paragraph 8).

	2.	Company hereby grants to Employee phantom share
units ("Units") with respect to 25,000 shares of the Common
Stock.

	3.	Each Unit shall have a base value of $50.

	4.	As soon as practicable on or after July 10, 1994,
except as provided in Paragraphs 6, 7 and 9, Company shall pay Employee, by Company check, the value of the Units, which shall be an amount equal to the spread on the first business day preceding July 10, 1994 multiplied by the number of Units credited to Employee pursuant to this Agreement on such date. Employee shall have none of the rights of a stockholder with respect to the Units. All taxes on the payment to Employee or his legal representative shall be paid by such person, and Company may withhold from such payment such amount as is required of it by applicable federal and state laws.

	5.	The Units shall not be transferable by Employee
otherwise than by will or the laws of descent and distribution. More particularly (but without limiting the generality of the foregoing), the Units and Employee's rights under this Agreement may not be pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process. Any attempted transfer, pledge, hypothecation or other disposition of the Units or of any rights hereunder contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Units or such rights, shall be null and void and without effect.

	6.	Notwithstanding the provisions of Paragraph 4, if
the employment of Employee shall be terminated (i) by Company other than for Cause, (ii) by Employee's death or
(iii) by Employee's Disability, payment of the value of all the Units then credited to him pursuant to this Agreement shall be made by Company to Employee or, in the event of Employee's Disability, either to Employee or his legal representative or, in the event of Employee's death, to Employee's surviving spouse or, in the absence of a surviving spouse, to his legatee or legatees under his last will or to his legal or personal representative or distributees, on the twentieth business day following the date of such termination, all as provided in Paragraph 4 but using such date of termination as the date to compute the value of the Units.

	7.	If the employment of Employee shall be terminated
(i) by Company for Cause or (ii) voluntarily by Employee prior to July 10, 1994, this Agreement shall forthwith terminate and no payment shall thereafter be made to Employee with respect to the Units.

	8.	In the event of any stock dividend, split-up,
spin-off, recapitalization, combination or exchange of shares, merger, consolidation, separation, reorganization, liquidation or distribution of securities or assets (other than cash dividends) occurring after the date hereof as a result of which shares of any class shall be issued in respect of the outstanding shares of the Common Stock, or shares of the Common Stock shall be changed into the same or a different number of shares of the same or a different class or classes of securities, or assets are received with respect to the Common Stock, then the Units credited to Employee pursuant to this Agreement shall be appropriately adjusted so that the value of the Units thereafter shall be deemed to consist of the class and aggregate number of shares, other securities or assets which, if a number of shares of Common Stock (as authorized at the date hereof) equal to the initial number of Units had been held by Employee and not idsposed of, he would be holding, at the time of payment of the value of the Units, as a result of any and all such stock dividends, split-ups, spin-offs, recapitalizations, combinations or exchanges of shares, mergers, consolidations, separations, reorganizations or liquidations or distributions, and the base value of a Unit shall also be appropriately adjusted.

	9.	Notwithstanding the provisions of Paragraphs 4, 6
and 10, payment of the value of any Units pursuant to this Agreement may be made, at the option of the Company, in approximately equal annual installments over a period of up to five years. Company shall notify Employee (or his legal representative) at least ten business days prior to the date of payment that it will make payment in installments, specifying the number of installments. Unpaid amounts shall bear interest at the prime lending rate publicly announced by Citibank, N.A. at the beginning of each annual installment period, such interest to be paid with each installment payment.

	10.	(a)  If the Common Stock is not publicly traded,
the payment to be made to Employee or his legal representative, as the case may be, pursuant to this Agreement shall be based upon the fair market value of one share of the Common Stock as determined by an independent appraiser (the "Evaluator") jointly selected by Company and Employee or his legal representative. The Evaluator shall be a nationally-recognized United States investment banking firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of Company.

		(b)	For all purposes of this Agreement, if the
amount of any payment hereunder is to be determined by the Evaluator, the value of one share of the Common Stock shall be determined by the Evaluator, in the case of Paragraph 4, as of the last day of the full fiscal quarter of Company immediately preceding July 10, 1994 or, in the case of Paragraph 6, as of the date of termination of Employee's employment or, if that date is not the last day of a fiscal quarter of Company, as of the last day of the immediately-preceding full fiscal quarter of Company.

		(c)	Company shall make available to the Evaluator
all financial and other records, books and information concerning Company as the Evaluator may reasonably request in order to determine the fair market value of one share of the Common Stock. The Evaluator shall determine such fair market value on the assumption that Company is, and will continue to be, a privately-held corporation without any public market for the Common Stock. The determination by the Evaluator of such fair market value shall be final and binding on the parties hereto and their respective successors and legal representatives for all purposes whatsoever.

		(d)	If the amount of any payment hereunder is to
be determined by the Evaluator, payment of that price shall be made at such place and time as shall be designated by Company by notice to Employee (or his legal representative) given not later than ten business days after the date on which Company and Employee (or his legal representative) receive the fair market value appraisal from the Evaluator.
The date so designated shall not be later than ten business days after the delivery of such notice by Company.

	11.	All notices and requests hereunder shall be in
writing and delivered personally or sent by registered mail, return receipt requested, postage prepaid, addressed as follows:

	To Company at:	2 Paragon Drive
			Montvale, New Jersey 07645
			Attention:  Mr. James Wood, Chairman

	With a Copy to:	Robert G. Ulrich, Esquire
			Senior Vice President and General
Counsel

	To Employee at:	86 South Colonial Dive
			Harrington Park, New Jersey 07640

or such other address as may be stated in notice given as hereinbefore provided.

	12.	This Agreement and the Employment Agreement
contain the entire agreement between the parties hereto with respect to the matters contemplated herein and supersede all prior agreements or understandings among the parties hereto relating to such matters. No modification of this Agreement shall be effective unless in writing and signed by the party against which it is sought to be enforced.

	13.	This Agreement shall be governed by and construed
in accordance with the laws of the State of New Jersey without reference to the principles of conflict of laws.

	IN WITNESS WHEREOF, Company has caused this Agreement to be executed by a duly authorized officer, and Employee has hereunto set his hand, all on the day and year first above written.




					THE GREAT ATLANTIC & PACIFIC
					TEA COMPANY, INC.




					By:	/s/ Robert G. Ulrich

						Title:  Sr. Vice
President



	/s/ George M. Graham


Exhibit 10)a)


					January 18, 1994

Mr. James Wood
Chairman and
  Chief Executive Officer
The Great Atlantic & Pacific
  Tea Company, Inc.
2 Paragon Drive
Montvale, New Jersey  07645

Dear Jim:

	This letter is to confirm our agreement that the term of employment purusant to Section 1 of the employment agreement between the Company and you shall be extended for the period to and including April 30, 1988, such extension to take effect on, but not before, May 1, 1995.

	Will you please indicate your agreement with such extension by signing in the space below.

						Very truly yours,

						THE GREAT ATLANTIC & PACIFIC
						TEA COMPANY, INC.


						/s/ Robert G. Ulrich
						Robert G. Ulrich
						Senior Vice President
						and General Consel

Agreed:


/s/ J. Wood
James Wood



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